NEWS FOR IMMEDIATE RELEASE

October 23, 2012                                                                                     For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer
or
Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Increased Earnings

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced increased earnings for the three and nine months ended September 30, 2012.

Net income for the quarter ended September 30, 2012 was $12.9 million compared to $11.0 million for the same period of 2011, representing an increase of 17.2%, while diluted earnings per share were $0.48, as compared to $0.41 per share for the third quarter of 2011.  For the nine month period ended September 30, 2012, net income was $36.9 million as compared to $33.2 million for the same period in 2011, representing an increase of 11.2%, while diluted earnings per share were $1.38, as compared to $1.25 per share for the nine months ended September 30, 2011.

Mr. Limbert commented, “The third quarter of 2012 included many accomplishments resulting in solid growth in WesBanco earnings.  The second consecutive quarter of loan growth and reductions in the cost of funds provided an increase in net interest income compared to last quarter.  Credit quality improvements have resulted in a lower loan loss provision in this quarter which contributed to improved earnings.  Credit quality continues to improve with non-performing loans decreasing in each of the last three quarters while criticized and classified loans have decreased for four consecutive quarters.

We are pleased with our progress in the acquisition process of Fidelity Bancorp, Inc. (“Fidelity”).  The transaction is moving through the regulatory approval process and we anticipate a shareholder meeting for Fidelity’s shareholders on November 27, 2012 to consider the transaction.”

Net Interest Income

Net interest income continues to be affected by the low interest rate environment and competition; however WesBanco has been able to maintain a relatively stable net interest margin for the first nine months of 2012 in the range of 3.5% to 3.6%.  Net interest income increased 0.4% to $41.7 million in the third quarter of 2012 compared to the second quarter of 2012 due to portfolio loan growth in both the second and third quarters of the current year.  Average loans increased $79.6 million or 2.4% in the third quarter compared to the second quarter of 2012.  Net interest income decreased $1.2 million or 2.8% in the third quarter of 2012 and $2.4 million in the first nine months of 2012 compared to the same periods in 2011 due to the low interest rate environment. However, average earning assets increased $102.5 million or 2.1% in the third quarter and 2.5% in the year-to-date period, including the growth in portfolio loans, while the cost of funds continued to decline as a result of lower rates paid on deposit accounts, growth in non-interest bearing and lower-cost demand deposits, and a reduction in higher-cost FHLB borrowings.

Provision and Allowance for Credit Losses

WesBanco has continued to improve credit quality during the third quarter of 2012.  The provision for credit losses was $4.5 million and $16.6 million for the third quarter and first nine months of 2012, respectively, compared to $10.8 million and $25.7 million for the same periods of 2011.  The third quarter provision decreased $1.4 million compared to the previous quarter.  The decrease in the provision is supported by reductions in net charge-offs, as well as non-performing, classified and criticized loans.  Total non-performing loans represented 1.76% of total loans at September 30, 2012 compared to 2.08% at June 30, 2012 and 2.60% at September 30, 2011.  The allowance for loan losses to non-performing loans, loans past due and classified and criticized loans at September 30, 2012 is at the highest level in over two years.

Total non-performing loans at September 30, 2012 decreased $9.0 million or 13.2% from June 30, 2012 and $25.1 million or 29.8% from September 30, 2011.  Classified and criticized loans decreased $25.9 million or 11.6% from June 30, 2012 and $73.3 million or 27.1% from September 30, 2011.  Loan sales in the third quarter decreased non-performing loans by $4.2 million and classified and criticized loans by $5.1 million.  From September 30, 2011, loan sales decreased non-performing loans by $9.3 million and classified and criticized loans by $10.2 million.  Loans past due 30 days or more and accruing interest represented 0.62% of total portfolio loans at September 30, 2012 compared to 0.93% at September 30, 2011.  Net charge-offs for the third quarter of 2012 were $4.6 million compared to $6.8 million for the previous quarter and $17.4 million for the third quarter of 2011.  Net charge-offs for the first nine months of 2012 were $18.0 million compared to $32.6 million for the same period of 2011.  Annualized net charge-offs for the third quarter and first nine months of 2012 represent 0.54% and 0.73% of average portfolio loans, respectively, compared to 2.11% and 1.33% for the same periods of 2011.

Non-Interest Income and Non-Interest Expense

Non-interest income increased $1.4 million or 9.3% in the third quarter of 2012 and $3.1 million or 6.9% in the nine month period ended September 30, 2012 compared to the same periods in 2011.  For the third quarter of 2012, trust fees increased 11.1% as an organization-wide coordination of trust and investment development activities increased assets under management.  Net gains on sales of mortgage loans increased $0.7 million in the third quarter and $0.6 million year-to-date due to increased volume and margins on loans sold.  Electronic banking fees increased 6.2% in the third quarter and 13.9% in the first nine months of 2012 due to increased transaction volumes.  The net gain (loss) on other real estate owned improved $0.7 million in the year-to-date period.  Net security gains were $0.3 million in the third quarter and $1.7 million year-to-date. These improvements were partially offset by decreases in service charges on deposits of $0.5 million in the third quarter and $1.4 million in the first nine months of 2012, primarily from decreases in customer overdraft fees.

Non-interest expense increased by 3.6% in the first nine months of 2012 compared to the same period in 2011 due to $1.5 million recorded in the third quarter for restructuring and merger-related expenses.  Expenses related to the Fidelity merger were $0.7 million and restructuring costs associated with the pending closure of six branch offices in the fourth quarter were $0.8 million.  In addition, salaries and wages increased $1.0 million due to routine annual adjustments to compensation, and employee benefits expense increased $2.7 million from increased pension and employee health insurance costs.  Partially offsetting these increases were reduced FDIC insurance of $0.8 million, and reductions in many other expense categories.

Financial Condition

Total assets at September 30, 2012 increased 1.4% or $74.8 million over the comparable period in 2011 and increased $40.9 million from the prior year-end.  Increases over the last year were primarily from increases in portfolio loans of $112.6 million or 3.5%, most of which occurred in the second and third quarters of 2012. The loan increases and declines in FHLB borrowings were funded by deposit growth and decreases in cash and investments in securities.  Portfolio loans increased as a result of growth in commercial, commercial real estate and residential mortgage lending.  Loan production increased 29.6% in the first nine months of 2012 compared to the same period of 2011.

WesBanco continued to strengthen its regulatory capital ratios with tier I leverage at 9.11%, tier I risk-based capital at 13.20%, and total risk-based capital at 14.45%, all of which consistently improved over the last three years.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators.  Total tangible equity to tangible assets (non-GAAP measure) was 7.13% at September 30, 2012, a 41 basis point increase from a year ago.  WesBanco recently increased its quarterly dividend $0.01 per share to $0.18 per share which was paid on October 1, 2012.  This is the fourth increase in the last 18 months representing a total increase in the dividend of 29% during this period.

On July 19, 2012, WesBanco and Fidelity, a Pittsburgh-based bank with $0.7 billion in assets and 13 branches, jointly announced that a definitive Agreement and Plan of Merger was executed providing for the merger of Fidelity with and into WesBanco. Under the terms of the Agreement and Plan of Merger, WesBanco will exchange 0.8275 shares of its common stock and $4.50 in cash for each share of Fidelity common stock. The receipt by Fidelity shareholders of shares of WesBanco common stock in exchange for their shares of Fidelity common stock is anticipated to qualify as a tax-free exchange. WesBanco expects the combination to be accretive to 2013 earnings per share, excluding merger-related expenses. The transaction, approved by the directors of both companies, currently is valued at approximately $68.7 million. The acquisition is subject to the approvals of the appropriate banking regulatory authorities and the shareholders of Fidelity. It is currently anticipated that the transaction will be completed on or about December 31, 2012.

WesBanco is a multi-state bank holding company with total assets of approximately $5.6 billion, operating through 112 branch locations and 104 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2011 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, respectively, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and Fidelity may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Fidelity may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, WesBanco filed with the SEC a Registration Statement on Form S-4 that became effective October 18, 2012 that includes a Proxy Statement of Fidelity and a Prospectus of WesBanco, as well as other relevant documents concerning the proposed transaction. INVESTORS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Proxy Statement/Prospectus will be mailed to shareholders of Fidelity prior to the Fidelity shareholder meeting, which will be held on November 27, 2012. In addition, the Registration Statement on Form S-4, which includes the Proxy Statements/Prospectus, and other related documents may be obtained for free at the SEC’s website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either WesBanco’s or Fidelity’s website at http://www.wesbanco.com or http://www.fidelitybancorp-pa.com, respectively.

WesBanco and Fidelity and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Fidelity in connection with the proposed Merger. Information about the directors and executive officers of Fidelity will be included in the Proxy Statement/Prospectus and may be found in the proxy statement for Fidelity’s annual meeting of shareholders filed with the SEC on January 11, 2012. Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of Fidelity shareholders in connection with the proposed Merger will be included in the Proxy Statement/Prospectus. You can find information about WesBanco’s directors and executive officers in the proxy statement for WesBanco’s annual meeting of shareholders filed with the SEC on March 14, 2012. You can obtain free copies of these documents from the SEC, WesBanco or Fidelity using the website information above.

INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
Interest and dividend income	2012	2011	% Change	2012	2011	% Change
Loans, including fees	$ 41,423	$ 44,191	(6.26%)	$ 124,345	$ 133,051	(6.54%)
Interest and dividends on securities:
Taxable	7,722	9,032	(14.50%)	24,784	27,171	(8.79%)
Tax-exempt	3,113	3,019	3.11%	9,270	9,051	2.42%
Total interest and dividends on securities	10,835	12,051	(10.09%)	34,054	36,222	(5.99%)
Other interest income	30	45	(33.33%)	115	154	(25.32%)
Total interest and dividend income	52,288	56,287	(7.10%)	158,514	169,427	(6.44%)
Interest expense
Interest bearing demand deposits	397	462	(14.07%)	1,132	1,673	(32.34%)
Money market deposits	487	1,121	(56.56%)	1,786	3,693	(51.64%)
Savings deposits	202	332	(39.16%)	697	1,169	(40.38%)
Certificates of deposit	6,450	7,728	(16.54%)	20,050	23,707	(15.43%)
Total interest expense on deposits	7,536	9,643	(21.85%)	23,665	30,242	(21.75%)
Federal Home Loan Bank borrowings	1,020	1,714	(40.49%)	3,684	5,743	(35.85%)
Other short-term borrowings	1,169	1,220	(4.18%)	3,503	3,590	(2.42%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	869	809	7.42%	2,598	2,421	7.31%
Total interest expense	10,594	13,386	(20.86%)	33,450	41,996	(20.35%)
Net interest income	41,694	42,901	(2.81%)	125,064	127,431	(1.86%)
Provision for credit losses	4,497	10,836	(58.50%)	16,602	25,680	(35.35%)
Net interest income after provision for credit losses	37,197	32,065	16.00%	108,462	101,751	6.60%
Non-interest income
Trust fees	4,379	3,941	11.11%	13,390	12,975	3.20%
Service charges on deposits	4,362	4,881	(10.63%)	12,574	13,992	(10.13%)
Electronic banking fees	2,846	2,679	6.23%	8,529	7,486	13.93%
Net securities brokerage revenue	1,131	1,182	(4.31%)	3,319	3,365	(1.37%)
Bank-owned life insurance	891	908	(1.87%)	2,646	2,703	(2.11%)
Net gains on sales of mortgage loans	993	327	203.67%	1,860	1,298	43.30%
Net securities gains	316	67	371.64%	1,711	97	1663.92%
Net loss on other real estate owned and other assets	(48)	(162)	70.37%	(298)	(978)	69.53%
Other income	1,092	776	40.72%	3,447	3,182	8.33%
Total non-interest income	15,962	14,599	9.34%	47,178	44,120	6.93%
Non-interest expense
Salaries and wages	14,758	14,427	2.29%	43,028	42,040	2.35%
Employee benefits	5,000	3,462	44.43%	15,538	12,866	20.77%
Net occupancy	2,654	3,068	(13.49%)	8,133	8,450	(3.75%)
Equipment	2,300	2,107	9.16%	6,617	6,552	0.99%
Marketing	795	1,214	(34.51%)	3,282	3,861	(15.00%)
FDIC insurance	951	1,091	(12.83%)	2,962	3,760	(21.22%)
Amortization of intangible assets	519	599	(13.36%)	1,580	1,822	(13.28%)
Restructuring and merger-related expense	1,518	-	100.00%	1,518	-	100.00%
Other operating expenses	8,295	7,639	8.59%	25,880	25,450	1.69%
Total non-interest expense	36,790	33,607	9.47%	108,538	104,801	3.57%
Income before provision for income taxes	16,369	13,057	25.37%	47,102	41,070	14.69%
Provision for income taxes	3,463	2,044	69.42%	10,208	7,898	29.25%
Net Income	$ 12,906	$ 11,013	17.19%	$ 36,894	$ 33,172	11.22%

Taxable equivalent net interest income	$ 43,370	$ 44,526	(2.60%)	$ 130,056	$ 132,304	(1.70%)

Per common share data
Net income per common share - basic	$ 0.48	$ 0.41	17.07%	$ 1.38	$ 1.25	10.40%
Net income per common share - diluted	$ 0.48	$ 0.41	17.07%	$ 1.38	$ 1.25	10.40%
Dividends declared	$ 0.18	$ 0.16	12.50%	$ 0.52	$ 0.46	13.04%
Book value (period end)				$ 24.73	$ 23.82	3.82%
Tangible book value (period end) (1)				$ 14.17	$ 13.17	7.59%
Average common shares outstanding - basic	26,664,882	26,629,360	0.13%	26,646,719	26,609,755	0.14%
Average common shares outstanding - diluted	26,672,849	26,629,543	0.16%	26,651,322	26,610,347	0.15%
Period end common shares outstanding	26,665,519	26,629,360	0.14%	26,665,519	26,629,360	0.14%

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2012	2011	% Change

Return on average assets	0.89%	0.82%	8.54%
Return on average equity	7.61	7.15	6.43
Return on average tangible equity (1)	13.87	13.68	1.39
Yield on earning assets (2)	4.44	4.86	(8.64)
Cost of interest bearing liabilities	1.08	1.36	(20.59)
Net interest spread (2)	3.36	3.50	(4.00)
Net interest margin (2)	3.53	3.69	(4.34)
Efficiency (1) (2)	60.38	59.40	1.65
Average loans to average deposits	74.07	77.02	(3.83)
Annualized net loan charge-offs/average loans	0.73	1.33	(45.11)
Effective income tax rate	21.67	19.23	12.69

	For the Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2012	2012	2012	2011	2011

Return on average assets	0.92%	0.87%	0.87%	0.77%	0.80%
Return on average equity	7.83	7.45	7.54	6.61	6.92
Return on average tangible equity (1)	14.09	13.57	13.93	12.31	13.03
Yield on earning assets (2)	4.37	4.43	4.54	4.61	4.78
Cost of interest bearing liabilities	1.03	1.07	1.14	1.22	1.28
Net interest spread (2)	3.34	3.36	3.40	3.39	3.50
Net interest margin (2)	3.51	3.53	3.57	3.56	3.67
Efficiency (1) (2)	59.45	61.06	60.64	59.81	56.84
Average loans to average deposits	74.95	73.35	73.88	74.31	76.55
Annualized net loan charge-offs/average loans	0.54	0.84	0.82	1.22	2.11
Effective income tax rate	21.16	22.33	21.56	15.42	15.65
Trust assets, market value at period end	$ 3,236,618	$ 3,133,741	$ 3,164,235	$ 2,973,352	$ 2,789,218

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	September 30,			December 31,	December 31, 2011
Assets	2012	2011	% Change	2011	to September 30, 2012
Cash and due from banks	$ 97,736	$ 126,437	(22.70)%	$ 129,396	(24.47)%
Due from banks - interest bearing	18,675	19,081	(2.13)	10,929	70.88
Securities:
Available-for-sale, at fair value	993,754	952,065	4.38	1,016,340	(2.22)
Held-to-maturity (fair values of $598,854; $631,405 and $621,472, respectively)	559,156	604,994	(7.58)	592,925	(5.70)
Total securities	1,552,910	1,557,059	(0.27)	1,609,265	(3.50)
Loans held for sale	14,225	8,139	74.78	6,084	133.81
Portfolio loans:
Commercial real estate	1,717,241	1,697,791	1.15	1,685,565	1.88
Commercial and industrial	447,767	426,165	5.07	426,315	5.03
Residential real estate	684,016	612,647	11.65	621,383	10.08
Home equity	255,787	250,867	1.96	251,785	1.59
Consumer	248,155	252,908	(1.88)	254,320	(2.42)
Total portfolio loans, net of unearned income	3,352,966	3,240,378	3.47	3,239,368	3.51
Allowance for loan losses	(53,476)	(55,098)	2.94	(54,810)	2.43
Net portfolio loans	3,299,490	3,185,280	3.59	3,184,558	3.61
Premises and equipment, net	80,176	83,198	(3.63)	82,204	(2.47)
Accrued interest receivable	19,171	20,837	(8.00)	19,268	(0.50)
Goodwill and other intangible assets, net	281,570	283,737	(0.76)	283,150	(0.56)
Bank-owned life insurance	112,720	109,204	3.22	110,074	2.40
Other assets	100,286	109,186	(8.15)	101,102	(0.81)
Total Assets	$ 5,576,959	$ 5,502,158	1.36%	$ 5,536,030	0.74%

Liabilities
Deposits:
Non-interest bearing demand	$ 760,308	$ 676,724	12.35%	$ 705,415	7.78%
Interest bearing demand	784,748	668,606	17.37	698,114	12.41
Money market	778,121	806,854	(3.56)	789,036	(1.38)
Savings deposits	649,959	587,263	10.68	596,549	8.95
Certificates of deposit	1,515,076	1,616,961	(6.30)	1,604,752	(5.59)
Total deposits	4,488,212	4,356,408	3.03	4,393,866	2.15
Federal Home Loan Bank borrowings	91,617	176,581	(48.12)	168,186	(45.53)
Other short-term borrowings	186,886	192,780	(3.06)	196,887	(5.08)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,091	106,058	0.03	106,066	0.02
Total borrowings	384,594	475,419	(19.10)	471,139	(18.37)
Accrued interest payable	4,628	5,772	(19.82)	4,975	(6.97)
Other liabilities	40,203	30,157	33.31	32,260	24.62
Total Liabilities	4,917,637	4,867,756	1.02	4,902,240	0.31

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
26,667,739 shares; 26,633,848 shares and 26,633,848 shares issued, respectively;
26,665,519 shares; 26,629,360 shares and 26,629,360 shares outstanding, respectively	55,558	55,487	0.13	55,487	0.13
Capital surplus	192,159	191,471	0.36	191,679	0.25
Retained earnings	411,853	382,442	7.69	388,818	5.92
Treasury stock (2,220; 4,488 and 4,488 shares - at cost,
respectively)	(44)	(96)	54.17	(96)	54.17
Accumulated other comprehensive income	1,019	6,287	(83.79)	(902)	212.97
Deferred benefits for directors	(1,223)	(1,189)	(2.86)	(1,196)	(2.26)
Total Shareholders' Equity	659,322	634,402	3.93	633,790	4.03
Total Liabilities and Shareholders' Equity	$ 5,576,959	$ 5,502,158	1.36%	$ 5,536,030	0.74%

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 7
(unaudited, dollars in thousands, except shares)
Balance sheets	September 30,	June 30,
Assets	2012	2012	% Change
Cash and due from banks	$ 97,736	$ 99,930	(2.20)%
Due from banks - interest bearing	18,675	2,885	547.31
Securities:
Available-for-sale, at fair value	993,754	1,023,124	(2.87)
Held-to-maturity (fair values of $598,854 and $607,032, respectively)	559,156	572,671	(2.36)
Total securities	1,552,910	1,595,795	(2.69)
Loans held for sale	14,225	7,305	94.73
Portfolio loans:
Commercial real estate	1,717,241	1,695,045	1.31
Commercial and industrial	447,767	420,689	6.44
Residential real estate	684,016	662,556	3.24
Home equity	255,787	250,988	1.91
Consumer	248,155	246,552	0.65
Total portfolio loans, net of unearned income	3,352,966	3,275,830	2.35
Allowance for loan losses	(53,476)	(53,610)	0.25
Net portfolio loans	3,299,490	3,222,220	2.40
Premises and equipment, net	80,176	80,668	(0.61)
Accrued interest receivable	19,171	18,233	5.14
Goodwill and other intangible assets, net	281,570	282,088	(0.18)
Bank-owned life insurance	112,720	111,829	0.80
Other assets	100,286	104,452	(3.99)
Total Assets	$ 5,576,959	$ 5,525,405	0.93%

Liabilities
Deposits:
Non-interest bearing demand	$ 760,308	$ 759,779	0.07%
Interest bearing demand	784,748	728,521	7.72
Money market	778,121	753,964	3.20
Savings deposits	649,959	646,385	0.55
Certificates of deposit	1,515,076	1,505,133	0.66
Total deposits	4,488,212	4,393,782	2.15
Federal Home Loan Bank borrowings	91,617	141,877	(35.43)
Other short-term borrowings	186,886	191,275	(2.29)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,091	106,083	0.01
Total borrowings	384,594	439,235	(12.44)
Accrued interest payable	4,628	4,741	(2.38)
Other liabilities	40,203	38,535	4.33
Total Liabilities	4,917,637	4,876,293	0.85

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
26,667,739 shares and 26,667,739 shares issued, respectively;
26,665,519 and 26,664,644 shares outstanding, respectively	55,558	55,558	-
Capital surplus	192,159	191,926	0.12
Retained earnings	411,853	403,746	2.01
Treasury stock (2,220 and 3,095 shares - at cost)	(44)	(61)	27.87
Accumulated other comprehensive income	1,019	(843)	220.88
Deferred benefits for directors	(1,223)	(1,214)	(0.74)
Total Shareholders' Equity	659,322	649,112	1.57
Total Liabilities and Shareholders' Equity	$ 5,576,959	$ 5,525,405	0.93%

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2012		2011		2012		2011
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 23,504	0.17%	$ 51,860	0.18%	$ 28,407	0.23%	$ 47,280	0.19%
Loans, net of unearned income (1)	3,327,666	4.95%	3,276,095	5.35%	3,275,987	5.07%	3,263,317	5.45%
Securities: (2)
Taxable	1,226,207	2.52%	1,170,868	3.09%	1,268,739	2.60%	1,156,706	3.13%
Tax-exempt (3)	326,722	5.86%	297,595	6.24%	318,210	5.98%	297,412	6.24%
Total securities	1,552,929	3.22%	1,468,463	3.73%	1,586,949	3.28%	1,454,118	3.77%
Other earning assets	18,904	0.42%	24,087	0.36%	20,448	0.44%	25,748	0.45%
Total earning assets (3)	4,923,003	4.37%	4,820,505	4.78%	4,911,791	4.44%	4,790,463	4.86%
Other assets	633,380		632,749		642,838		624,988
Total Assets	$ 5,556,383		$ 5,453,254		$ 5,554,629		$ 5,415,451

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 753,966	0.21%	$ 619,721	0.30%	$ 736,144	0.21%	$ 610,860	0.37%
Money market accounts	768,527	0.25%	805,919	0.55%	775,192	0.31%	790,353	0.62%
Savings deposits	649,231	0.12%	579,901	0.23%	633,829	0.15%	563,789	0.28%
Certificates of deposit	1,511,330	1.70%	1,623,908	1.89%	1,543,703	1.73%	1,645,866	1.93%
Total interest bearing deposits	3,683,054	0.81%	3,629,449	1.05%	3,688,868	0.86%	3,610,868	1.12%
Federal Home Loan Bank borrowings	119,464	3.40%	198,986	3.42%	142,734	3.45%	223,277	3.44%
Other borrowings	195,109	2.38%	200,025	2.42%	195,810	2.39%	191,552	2.51%
Junior subordinated debt	106,087	3.26%	106,054	3.03%	106,079	3.27%	106,046	3.05%
Total interest bearing liabilities	4,103,714	1.03%	4,134,514	1.28%	4,133,491	1.08%	4,131,743	1.36%
Non-interest bearing demand deposits	756,782		649,956		734,248		626,088
Other liabilities	40,221		37,610		39,241		37,141
Shareholders' equity	655,666		631,174		647,649		620,479
Total Liabilities and Shareholders' Equity	$ 5,556,383		$ 5,453,254		$ 5,554,629		$ 5,415,451
Taxable equivalent net interest spread		3.34%		3.50%		3.36%		3.50%
Taxable equivalent net interest margin		3.51%		3.67%		3.53%		3.69%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $1.0 million and $1.0 million for the three months ended September 30, 2012 and 2011, and $3.1 million and $3.3 million for the nine months ended September 30, 2012 and 2011, respectively.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Interest income	2012	2012	2012	2011	2011
Loans, including fees	$ 41,423	$ 40,957	$ 41,964	$ 42,767	$ 44,191
Interest and dividends on securities:
Taxable	7,722	8,471	8,590	8,862	9,032
Tax-exempt	3,113	3,079	3,079	3,059	3,019
Total interest and dividends on securities	10,835	11,550	11,669	11,921	12,051
Other interest income	30	38	47	52	45
Total interest and dividend income	52,288	52,545	53,680	54,740	56,287
Interest expense
Interest bearing demand deposits	397	393	405	487	462
Money market deposits	487	493	742	1,108	1,121
Savings deposits	202	200	295	337	332
Certificates of deposit	6,450	6,621	6,979	7,347	7,728
Total interest expense on deposits	7,536	7,707	8,421	9,279	9,643
Federal Home Loan Bank borrowings	1,020	1,288	1,377	1,456	1,714
Other short-term borrowings	1,169	1,156	1,178	1,232	1,220
Junior subordinated debt owed to unconsolidated subsidiary trusts	869	854	874	839	809
Total interest expense	10,594	11,005	11,850	12,806	13,386
Net interest income	41,694	41,540	41,830	41,934	42,901
Provision for credit losses	4,497	5,903	6,202	9,631	10,836
Net interest income after provision for credit losses	37,197	35,637	35,628	32,303	32,065
Non-interest income
Trust fees	4,379	4,258	4,753	4,198	3,941
Service charges on deposits	4,362	4,218	3,993	4,638	4,881
Electronic banking fees	2,846	2,920	2,763	2,603	2,679
Net securities brokerage revenue	1,131	1,114	1,075	1,048	1,182
Bank-owned life insurance	891	874	880	864	908
Net gains on sales of mortgage loans	993	599	268	679	327
Net securities gains	316	1,294	100	865	67
Net loss on other real estate owned and other assets	(48)	(282)	32	(312)	(162)
Other income	1,092	899	1,458	1,185	776
Total non-interest income	15,962	15,894	15,322	15,768	14,599
Non-interest expense
Salaries and wages	14,758	13,955	14,315	14,633	14,427
Employee benefits	5,000	4,920	5,618	4,456	3,462
Net occupancy	2,654	2,703	2,776	2,805	3,068
Equipment	2,300	2,144	2,174	2,193	2,107
Marketing	795	1,716	771	1,281	1,214
FDIC insurance	951	965	1,045	1,008	1,091
Amortization of intangible assets	519	524	537	588	599
Restructuring and merger-related expense	1,518	-	-	-	-
Other operating expenses	8,295	9,157	8,429	8,530	7,639
Total non-interest expense	36,790	36,084	35,665	35,494	33,607
Income before provision for income taxes	16,369	15,447	15,285	12,577	13,057
Provision for income taxes	3,463	3,449	3,295	1,940	2,044
Net Income	$ 12,906	$ 11,998	$ 11,990	$ 10,637	$ 11,013

Taxable equivalent net interest income	$ 43,370	$ 43,197	$ 43,488	$ 43,581	$ 44,526

Per common share data
Net income per common share - basic	$ 0.48	$ 0.45	$ 0.45	$ 0.40	$ 0.41
Net income per common share - diluted	$ 0.48	$ 0.45	$ 0.45	$ 0.40	$ 0.41
Dividends declared	$ 0.18	$ 0.17	$ 0.17	$ 0.16	$ 0.16
Book value (period end)	$ 24.73	$ 24.34	$ 24.11	$ 23.80	$ 23.82
Tangible book value (period end) (1)	$ 14.17	$ 13.76	$ 13.50	$ 13.17	$ 13.17
Average common shares outstanding - basic	26,664,882	26,647,050	26,628,025	26,629,360	26,629,360
Average common shares outstanding - diluted	26,672,849	26,650,325	26,631,187	26,629,688	26,629,543
Period end common shares outstanding	26,665,519	26,664,644	26,627,689	26,629,360	26,629,360
Full time equivalent employees	1,366	1,404	1,371	1,368	1,377

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2012		2012		2012		2011		2011
Non-performing assets:
Troubled debt restructurings - accruing	$ 24,858		$ 28,165		$ 27,900		$ 29,411		$ 27,416
Non-accrual loans:
Troubled debt restructurings	9,449		11,159		16,935		17,287		16,312
Other non-accrual loans	24,841		28,793		36,139		40,205		40,505
Total non-accrual loans	34,290		39,952		53,074		57,492		56,817
Total non-performing loans	59,148		68,117		80,974		86,903		84,233
Other real estate and repossessed assets	3,951		3,918		3,178		3,029		4,687
Total non-performing assets	$ 63,099		$ 72,035		$ 84,152		$ 89,932		$ 88,920

Past due loans (1):
Loans past due 30-89 days	$ 17,332		$ 15,117		$ 15,034		$ 19,888		$ 23,658
Loans past due 90 days or more	3,560		3,639		3,146		5,135		6,401
Total past due loans	$ 20,892		$ 18,756		$ 18,180		$ 25,023		$ 30,059

Criticized and classified loans (2):
Criticized loans	$ 102,792		$ 122,854		$ 129,312		$ 141,195		$ 147,572
Classified loans	94,613		100,436		107,757		116,973		123,102
Total criticized and classified loans	$ 197,405		$ 223,290		$ 237,069		$ 258,168		$ 270,674

Loans past due 30-89 days / total loans	0.52%		0.46%		0.47%		0.61%		0.73%
Loans past due 90 days or more / total loans	0.11		0.11		0.10		0.16		0.20
Non-performing loans / total loans	1.76		2.08		2.51		2.68		2.60
Non-performing assets/total loans, other
real estate and repossessed assets	1.88		2.20		2.61		2.77		2.74
Criticized and classified loans / total loans	5.89		6.82		7.35		7.97		8.35

Allowance for loan losses
Allowance for loan losses	$ 53,476		$ 53,610		$ 54,395		$ 54,810		$ 55,098
Provision for credit losses	4,497		5,903		6,202		9,631		10,836
Net loan and deposit account overdraft charge-offs	4,566		6,805		6,617		9,921		17,392

Annualized net loan charge-offs /average loans	0.54%		0.84%		0.82%		1.22%		2.11%
Allowance for loan losses/total loans	1.59%		1.64%		1.69%		1.69%		1.70%
Allowance for loan losses/non-performing loans	0.90	x	0.79	x	0.67	x	0.63	x	0.65	x
Allowance for loan losses/non-performing loans and
loans past due	0.67	x	0.62	x	0.55	x	0.49	x	0.48	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2012		2012		2012		2011		2011
Capital ratios
Tier I leverage capital	9.11%		8.94%		8.81%		8.71%		8.69%
Tier I risk-based capital	13.20		13.11		12.89		12.68		12.49
Total risk-based capital	14.45		14.36		14.14		13.93		13.74
Average shareholders' equity to average assets	11.80		11.66		11.52		11.58		11.57
Tangible equity to tangible assets (3)	7.13		7.00		6.76		6.68		6.72

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES					Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands)	2012	2012	2012	2011	2011	2012	2011
Return on average tangible equity:
Net income (annualized)	$ 51,345	$ 48,255	$ 48,223	$ 42,201	$ 43,694	$ 49,282	$ 44,351
Plus: amortization of intangibles (annualized) (1)	1,342	1,370	1,405	1,516	1,545	1,372	1,583
Net income before amortization of intangibles (annualized)	52,687	49,625	49,628	43,717	45,239	50,654	45,934

Average total shareholders' equity	655,666	648,014	639,180	638,656	631,174	647,649	620,479
Less: average goodwill and other intangibles	(281,820)	(282,339)	(282,849)	(283,406)	(284,003)	(282,334)	(284,607)
Average tangible equity	373,846	365,676	356,331	355,250	347,171	365,315	335,872

Return on average tangible equity	14.09%	13.57%	13.93%	12.31%	13.03%	13.87%	13.68%

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2012	2012	2012	2011	2011
Tangible book value:
Total shareholders' equity	$ 659,322	$ 649,112	$ 642,001	$ 633,790	$ 634,402
Less: goodwill and other intangible assets	(281,570)	(282,088)	(282,612)	(283,150)	(283,737)
Tangible equity	377,752	367,024	359,389	350,640	350,665

Common shares outstanding	26,665,519	26,664,644	26,627,689	26,629,360	26,629,360

Tangible book value	$ 14.17	$ 13.76	$ 13.50	$ 13.17	$ 13.17

Tangible equity to tangible assets:
Total shareholders' equity	$ 659,322	$ 649,112	$ 642,001	$ 633,790	$ 634,402
Less: goodwill and other intangible assets	(281,570)	(282,088)	(282,612)	(283,150)	(283,737)
Tangible equity	377,752	367,024	359,389	350,640	350,665

Total assets	5,576,959	5,525,405	5,600,643	5,536,030	5,502,158
Less: goodwill and other intangible assets	(281,570)	(282,088)	(282,612)	(283,150)	(283,737)
Tangible assets	5,295,389	5,243,317	5,318,031	5,252,880	5,218,421

Tangible equity to tangible assets	7.13%	7.00%	6.76%	6.68%	6.72%

Efficiency ratio:
Efficiency ratio is calculated by dividing non-interest expense less restructuring and merger related expenses by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(1) Tax effected at 35%.